Exhibit 10.2

Peter Rawlinson
Re:    Transition Agreement
Dear Peter:
This Transition Agreement (this “Agreement”) is between you and Lucid USA, Inc. (“Lucid” and, together with its affiliates and subsidiaries, collectively, the “Lucid Group”) as of the date signed below. This Agreement confirms the parties’ understanding and agreement regarding the mutually agreed-upon cessation of your employment with the Lucid Group in connection with your retirement.
1.Separation of Employment.
(a)As of the close of business on February 21, 2025, your employment and any other positions you hold with the Lucid Group (including, without limitation, your role as a member of the Board of Directors of Lucid Group, Inc. (the “Board”) and all committee positions) will fully terminate; provided, however, that nothing in this Agreement shall prevent the Lucid Group from terminating your employment prior to February 21, 2025, for Cause (as defined in that certain Lucid Group, Inc. Executive Severance Plan (the “Plan”)) (your last day of employment and as a member of the Board, the “Separation Date”).
(b)Until the Separation Date, (i) you will continue to be paid at your current base salary rate, less applicable withholding and deductions, and (ii) you will remain eligible to vest in any outstanding equity awards under the Lucid Group, Inc., Second Amended and Restated 2021 Stock Incentive Plan, the Atieva, Inc. 2021 Stock Incentive Plan, and the 2014 Share Plan of Atieva, Inc, if applicable, subject to the terms and conditions of each such plan or arrangement, to the extent such terms and conditions are not superseded or modified by the terms of this Agreement. Further, all covenants and obligations arising under your Confidential Information and Invention Assignment Agreement, as amended by this Agreement (as amended, the “CIIAA”), and all employment policies continue in effect during your employment and following the cessation for your employment in accordance with their terms. You agree to comply with all such covenants, obligations and employment policies.
(c)You acknowledge that the terms and conditions of this Agreement and the cessation of your employment shall not constitute grounds for a Qualifying Termination under the terms of the Plan and that you shall not be entitled to the benefits set forth in the Plan and your Plan Participation Agreement (the “Participation Agreement”).

2.Post-Employment Consulting Services. Provided that your employment is not terminated by Lucid for Cause, by you for any reason or due to your death or disability, in each case, prior to February 21, 2025, Lucid agrees to engage you as a consultant, with the title of “Strategic Technical Advisor to the Chairman,” in accordance with and subject to the terms set forth in the Consulting Agreement attached hereto as Exhibit A (the “Consulting Agreement”).
3.Release.
(a)In consideration of the promises contained herein and for other good and valuable consideration, including the eligibility to receive the benefits set forth in the Consulting Agreement, the receipt and sufficiency of which is hereby acknowledged, you hereby generally and completely release Lucid, and its affiliated, related, parent, and subsidiary entities, and its and their current and former directors, officers, employees, shareholders (including any affiliates, employees, directors, officers or other shareholders of the Lucid Group’s shareholders), partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns (collectively, “Released Parties”) from any and all claims, causes of action, demands, liabilities, obligations, judgments, rights, fees, damages, debts, and expenses (inclusive of attorneys’ fees) of whatever kind or nature, whether known or unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date you sign this Agreement (collectively, “Released Claims”). For purposes of this Agreement, “affiliate” shall have the meaning set forth in Rule 405 of the rules and regulations promulgated under the Securities Act of 1933, as amended.
(b)The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to your employment with Lucid and/or its affiliates (including claims of Constructive Termination), or the termination of that employment; (ii) all claims related to disputed or paid compensation or benefits from Lucid or its affiliates, including salary, bonuses, commissions, vacation, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in Lucid or its affiliates; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing, as well claims or rights arising under or relating to the Plan or Participation Agreement; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under any and all laws, regulations, orders, or ordinances, including, but not limited to, the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Labor Code (including, but not limited to, the Private Attorneys General Act (“PAGA”)), the Ralph Civil Rights Act, the Tom Bane Civil Rights Act, the Unruh Civil Rights Act, the California Business and Professions Code, the California Equal Pay Law, the California Whistleblower Protection Laws, the California Family Rights Act, or the California Civil Code, all as amended from time to time and including their respective implementing regulations.
(c)You further agree that you will not initiate a PAGA lawsuit against Lucid or any of the Released Parties related to your employment or any other action, event, or incident that occurred prior to the Effective Date (as defined below).

(d)YOU UNDERSTAND THAT THIS RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving the release herein, which includes claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code, which reads as follows:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”
You hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to your release of any unknown or unsuspected claims herein.
(e)Notwithstanding the foregoing, the following are not included in the Released Claims (“Excluded Claims”): (i) any rights or claims for indemnification you may have pursuant to California Labor Code §2802 or any written indemnification agreement with Lucid to which you are a party, or under applicable law or Lucid’s applicable insurance policies or organizational documents (or any predecessor thereto); (ii) any rights which are not waivable as a matter of law, including, without limitation, your right to file a charge or claim with the Securities and Exchange Commission (“SEC”), the Equal Employment Opportunity Commission (“EEOC”) or any other Government Agency (as defined below), participate in any investigation conducted by such Government Agency or seek or receive a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934 or any other whistleblower award; (iii) any rights you have to file or pursue a claim for workers’ compensation or unemployment insurance; (iv) any benefit entitlements vested as of the Separation Date, pursuant to the written terms of any applicable benefit plan sponsored by Lucid; and (v) any claims for breach of this Agreement. You hereby represent and warrant that, other than the Excluded Claims, you are not aware of any claims you have or might have against any of the Released Parties that are not included in the Released Claims.

4.Arbitration. YOU AND LUCID AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF YOUR EMPLOYMENT OR SERVICE OR THE TERMINATION THEREOF, AND THE TERMS OF THIS AGREEMENT OR THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE, ITS OR THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN DELAWARE, BEFORE THE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES, THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING PRELIMINARY INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.
5.Entire Agreement. This Agreement, together with the Consulting Agreement and the annex attached thereto, the CIIAA, and your Notice of Restricted Stock Unit Grant and Restricted Stock Unit Award Agreement with the Lucid Group, sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes and replaces any express or implied prior agreement with respect to the terms of your employment and the termination thereof which you may have had with Lucid or any of its affiliates.

6.Cooperation. To the extent permitted by law, you agree to cooperate fully with the Company and its affiliates in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of your employment by or service with the Company or its affiliates, but excluding any claims or demands brought by or on behalf of you against the Company or its affiliates. Such cooperation includes, without limitation, making yourself available to the Company or its affiliates upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony, executing accurate and truthful documents including declarations, and taking such other acts as may be reasonably requested by the Company and/or its counsel to effectuate the foregoing. The Company will reimburse you for reasonable out-of-pocket expenses you incur in connection with any such cooperation (excluding foregone wages, salary, or other compensation) and will make reasonable efforts to accommodate your scheduling needs.
7.No Modification or Waiver. The terms of this Agreement may not be modified, except in writing signed by both parties or their authorized representatives. Additionally, no waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement and no waiver of any breach of this Agreement shall be binding unless in writing and signed by the party waiving the breach.
8.Non-Admission of Liability or Wrongdoing. Neither this Agreement nor anything contained herein shall be admissible in any proceeding as evidence of or an admission by Lucid or any of the Released Parties of any wrongdoing or violation of any law or regulation or of any liability whatsoever to you or any other person. Notwithstanding the foregoing, this Agreement may be introduced into a proceeding solely for the purpose of enforcing this Agreement.
9.Other Necessary Acts. You agree to execute any additional documents or perform any other acts necessary to carry out the terms of this Agreement, including (a) resigning from any and all officer, director and committee positions with the Lucid Group, and from any other roles or positions as may be requested by Lucid, in each case, consistent with the terms of this Agreement or as otherwise agreed upon by you and Lucid, (b) signing any such documents as reasonably requested by Lucid to effect such resignation(s) and (c) not representing yourself as being an officer, director, executive or authorized agent of the Lucid Group following the Separation Date.

10.Return of Company Property; Continued Compliance with Litigation Holds. On or prior to the Separation Date, you shall conduct a diligent search and return to Lucid all Lucid Group documents (and all copies thereof) and other Lucid Group property that you have identified to be in your possession, custody or control, and you shall provide Lucid with any passcodes or other means necessary to access any returned devices. Following the Separation Date, you shall continue to search for and cooperate in good faith with Lucid to return all such documents (and all copies thereof) and other Lucid Group property in your possession, custody or control that you did not return on or prior to the Separation Date. In addition, if you have used any personally owned electronic devices, computer, server, email system, or any other electronic messaging system (including, but not limited to SMS, MMS, iMessage, WhatsApp, Snapchat, Signal, Telegram, WeChat, and Wickr) to receive, store, review, prepare or transmit any work-related communications (including, but not limited to, any and all communications you had with Lucid Group employees related to Lucid Group), documents, notes, designs, presentations, or other work product or any confidential or proprietary data, materials, or information of the Lucid Group (“Company Information”), you agree (solely upon Lucid’s prior written request) to provide Lucid with a log detailing the location and contents of such Company Information and/or a copy of such information in a format requested by Lucid Group, in each case, as soon as reasonably practicable following such request. You also agree to continue complying with all requirements not to delete, destroy or alter documents and all other material requirements under each and every litigation hold and notice to preserve documents to which you are subject, and will fully cooperate with Lucid in connection with taking measures to preserve documents and/or returning all Lucid Group property, including, without limitation, the Company Information in your personal devices or storage systems. Your timely compliance with the provisions of this Section 11 is a precondition to your receipt of the Fees as defined in the Consulting Agreement. To the extent that Lucid becomes aware that you failed to comply with the provisions of this paragraph after the payment of the Fees, the failure to return such Company Information shall be deemed a material breach of this Agreement (including the Consulting Agreement) and Lucid shall have the right to clawback the full value of the Fees that have been paid to you.
11.Opportunity to Review.
(a)You have seven (7) days during which to consider the provisions of this Agreement, although you may sign and return it sooner. This Agreement shall become effective upon the date that you sign it.
(b)You have the right to consult with an attorney of your choice concerning the terms and conditions of this Agreement. By signing this Agreement, you represent and affirm that you have had an opportunity to consult with and be represented by counsel of your choosing in the review of this Agreement, and if you chose not to consult with an attorney, such decision was a voluntary one. You further represent and affirm that you have carefully read this Agreement and fully understand its terms and their effect, and that you are knowingly and voluntarily entering into this Agreement with the intention of being legally bound thereby.
12.Successors. This Agreement shall be binding upon and inure to the benefit of each party and each party’s respective heirs, representatives, executors, administrators, successors, and assigns.

13.Counterparts. This Agreement may be executed in counterparts, and each counterpart when executed shall have the force and effect of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.
14.Headings. The headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
15.Construction. The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against any of the parties.
16.Governing Law; Venue. This Agreement is made and entered into in the State of Delaware and shall in all respects be interpreted, enforced, and governed under the laws of the State of Delaware, except for the arbitration provision to which federal law applies, without giving effect to Delaware conflicts of laws provisions. Without limiting Section 4 hereof, each of the parties hereto irrevocably consents to the exclusive jurisdiction of the Chancery Court of the State of Delaware in Wilmington, Delaware or the federal courts of the United States located in the State of Delaware, to the extent that the Chancery Court of the State of Delaware cannot exercise jurisdiction over any such matter, in connection with any matter based upon or arising out of this Agreement or the agreements incorporated herein by reference. Pursuant to Section 925(e) of the California Labor Code, you (a) specifically intend to waive any objection to application of Delaware law or to jurisdiction and venue outside of California; and (b) represent that you have been individually represented by William (Bill) Herochik, Esq. in negotiating the terms of this Agreement and the agreements incorporated by reference herein, including, but not limited to, those terms concerning remedies, governing law, jurisdiction, and venue.

17.Section 409A. The parties intend for the payments and benefits under this Agreement and its accompanying exhibits (“Arrangements”) to be exempt from Section 409A of the Internal Revenue Code (“Section 409A”) or, if not so exempt, to be paid or provided in a manner which complies with the requirements of such section, and intend that these Arrangements shall be construed and administered in accordance with such intention. If any payments or benefits due to you hereunder would cause the application of an accelerated or additional tax under Section 409A, such payments or benefits shall be restructured in a manner which does not cause such an accelerated or additional tax. For purposes of the limitations on nonqualified deferred compensation under Section 409A, each payment of compensation under the Arrangements shall be treated as a separate payment of compensation. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Arrangements during the six-month period immediately following your separation from service shall instead be paid on the first business day after the date that is six months following your termination date (or death, if earlier). To the extent that reimbursements or other in-kind benefits under the Arrangements constitute nonqualified deferred compensation for purposes of Section 409A, (i) all expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by you, (ii) any right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.
18.Electronic Signature/Transmission. You acknowledge and agree that this Agreement may be executed by electronic signature, including, but not limited to, signature by DocuSign or similar service, which shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law. You hereby waive any objection to the contrary. You understand and agree that without limitation, “electronic signature” shall include electronically scanned and transmitted versions of a signature, including, but not limited to, PDF versions. The parties further agree that signatures may be delivered by facsimile or electronically and each such signature will be deemed an original.
[Remainder of page intentionally left blank; signature page to follow.]

If the above is acceptable to you, please sign and date this Agreement in the spaces provided below and return it to Lucid.
Sincerely,

LUCID

By:	/s/ Gale Halsey	Date:	2/21/2025
Gale Halsey

ACCEPTED AND AGREED TO

By:	/s/ Peter Rawlinson	Date:	2/20/2025
Peter Rawlinson

[Signature Page to Transition Agreement]

EXHIBIT A
CONSULTING AGREEMENT
This Consulting Agreement (this “Agreement”), effective as of February 21, 2025 (the “Effective Date”), is entered into by and between Lucid USA, Inc. (the “Company”), located at 7373 Gateway Boulevard, Newark, California, 94560, and Peter Rawlinson (“Consultant”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Transition Agreement, dated February 21, 2025, by and between Consultant and the Company (the “Transition Agreement”).
WHEREAS, Consultant was formerly employed by Company through the Separation Date;
and
WHEREAS, Company wishes to engage Consultant as an independent contractor to provide certain advising and consulting services as set forth herein.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, accepted and agreed to, the Company and Consultant hereby agree as follows:
1.TERM. This Agreement is for a term commencing on the Effective Date and continuing for twenty-four (24) months; provided that the term of this Agreement may be extended by the mutual written agreement of Consultant and the Company or terminated earlier in accordance with Section 4 of this Agreement (as applicable, the “Consulting Term”).
2.DUTIES AND SERVICES. Consultant will devote the time, effort and resources necessary to provide technical advice to the Chairman of the Board to the extent and solely to the extent requested by the Chairman, to assist the Chairman of the Board and/or the Board with such matters as are reasonably requested by the Chairman of the Board, and/or to appear on behalf of the Company at events as reasonably requested by the Chairman of the Board (the “Services”). At the request and direction of the Board, Consultant shall provide the Services on either an in-person basis at the Company’s office in Newark, California, at other locations for Company meetings, or remotely.
(a)The parties acknowledge and agree that the Company, by entering into this Agreement, is not committing to Consultant for a minimum number of consulting hours under the Agreement, but that the Services shall be provided on an as needed and requested basis and arranged at mutually agreeable times. The parties reasonably expect that the performance of the Services shall not require Consultant to provide more than twenty percent (20%) of the average level of services rendered by Consultant to the Company, its subsidiaries and its affiliates during the thirty (36) month period immediately preceding the Separation Date.

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(b)Consultant represents, warrants and covenants to the Company as follows:
(i) that Consultant is under no contractual or other restriction or obligation which are inconsistent with the execution of this Agreement, or which will interfere with the performance of Consultant’s duties hereunder, nor does Consultant have any obligation of confidentiality to any third party within the scope of the Services; (ii) that the execution and performance of this Agreement will not violate any policies or procedures of any academic institution or entity (public or private) with which Consultant is involved or associated and that Consultant has received all of the necessary written permission(s) to enter into this Agreement; (iii) Consultant is not bound by any contractual or other restrictions or obligations which would prevent the assignment to the Company of all inventions and developments created by Consultant pursuant to this Agreement, and all related intellectual property; (iv) if, after the Effective Date, Consultant becomes bound by any contractual or other restriction or obligation which are inconsistent with the performance of Consultant’s duties hereunder and the Company’s ownership of all inventions and developments created by Consultant pursuant to this Agreement, and all related intellectual property, Consultant shall notify the Company immediately and suspend performance of Services until otherwise requested by the Company; (v) that in providing the Services to the Company, Consultant will not use any resources belonging to any other corporation, company, or other institution (public, private, profit or non-profit), including, but not limited to, funds, utilities, facilities, supplies, computers, employees, services and laboratories or engage the services or otherwise employ any individual not approved in advance by the Company; and (vi) that Consultant will not use Company systems and devices provided by the Company for any purpose other than to perform the Services.
3.COMPENSATION FOR SERVICES.
(a)Provided that Consultant (i) renders all Services required under this Agreement and is not in breach or default hereof, (ii) continues to comply with Consultant’s obligations under the CIIAA, and (iii) timely executes, delivers, and does not revoke the release of claims (“Release”) attached as Annex I hereto within five (5) days following (but not before) the end of the Consulting Term, the Company will provide, and you will be entitled to, the following consideration (Sections 3(a)(i) through 3(a)(vii), collectively, the “Fee”):
i.Monthly Payment: the Company shall pay Consultant on a monthly basis at a rate of $120,000.00 per month for services rendered;
ii.Vehicle: the Consultant shall be provided a Lucid Air Sapphire plus a tax gross-up payment for applicable taxes related to the receipt of the car as soon as such model becomes available from the factory in 2025.

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iii.COBRA Payments: Subject to Consultant’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and as applicable CalCOBRA, the Lucid Group will pay Consultant’s monthly COBRA premium during the Consulting Term; provided, that Consultant is eligible and remains eligible for COBRA coverage; provided, further, that the Lucid Group may modify the continuation coverage contemplated by this Section 3(a)(ii) to the extent reasonably necessary to avoid the imposition of any excise taxes on the Lucid Group for failure to comply with the nondiscrimination requirements of the Patient Protection and Affordable Care Act of 2010, as amended, and/or the Health Care and Education Reconciliation Act of 2010, as amended (to the extent applicable); and provided, further, Lucid Group’s obligation to pay the COBRA premium shall cease if Consultant obtains new employment that offers health-related benefits.
iv.Tax Preparation: In each calendar year of 2025 and 2026, the Company shall pay Consultant an annual payment of up to $10,000 for the cost of obtaining tax preparation services or tax-related advice, plus an additional true-up payment equal to the amount of personal income tax that Consultant is required to pay in connection with such one-time payment, which amounts shall be payable no later than thirty (30) days following Consultant’s written request for reimbursement and submission of corresponding documentation substantiating such costs;
v.Unvested Performance-Based RSUs: As set forth in Consultant’s Notice of Restricted Stock Unit Grant and Restricted Stock Unit Award Agreement with the Company (collectively, the “RSU Agreement”), any performance- based RSUs that have not yet vested as of the end of the Consulting Term will remain outstanding and will vest to the extent that the applicable Six- Month Market Capitalization Target (as defined in the RSU Agreement) has been met as of the earlier of (i) the date that is six (6) months following the end of the Consulting Term or (ii) the end of the Performance Period (as defined in the RSU Agreement) (the “Performance-Based RSUs”). Any such Performance-Based RSUs that have not satisfied the Performance- Based Requirement (as defined in the RSU Agreement) as of the applicable Certification Date (as defined in the RSU Agreement) shall be immediately cancelled and forfeited for no consideration.
vi.Unvested Time-Based RSUs. Subject to Consultant’s continued Services to the Company during the Consulting Term, Consultant will continue to vest in the time-based restricted stock units provided for the in the RSU Agreement (“Time-Based RSUs”).

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vii.Consultant RSU Grant. Effective as of the Effective Date, Consultant will receive a supplemental Lucid Group, Inc. RSU grant for that number of Lucid Group, Inc. shares having an aggregate grant date fair value of
$2,000,000 (as determined by the Company in good faith based on the volume weighted average trading price of Lucid Group, Inc. shares for the 30 days preceding the grant date) that settles in shares of Lucid Group, Inc. (the “Consultant RSU Grant”). Subject to Consultant’s continued service with the Company, the Consultant RSU Grant will vest in equal installments over the following schedule: (i) February 21, 2026, (ii) August 21, 2026, and (iii) February 21, 2027.
viii.Forfeiture. For the avoidance of doubt, except with respect to the Time- Based RSUs and Performance-Based RSUs, on the Separation Date, all unvested and outstanding equity awards shall be cancelled and forfeited for no consideration.
(b)The Company will reimburse Consultant for any reasonable and pre- approved business expenses incurred with respect to the Services in accordance with the Company’s expense reimbursement policies. Consultant shall provide copies of receipts and other appropriate documentation in support of any Company approved out-of-pocket expenses incurred by Consultant in the course of providing the Services. Consultant shall invoice the Company monthly for Services rendered during the Consulting Term and for any approved business expenses.
(c)Consultant agrees that all Services hereunder will be rendered by Consultant as an independent contractor and that this Agreement does not create an employer- employee relationship between Consultant and Company. Consultant shall have no right to receive any employee benefits from Company and Company has no responsibility to make deductions for, or to pay, such benefits including but not limited to health and accident insurance, retirement benefits, sick leave and/or vacation, benefits, health, welfare and pension costs, withholdings for income taxes, employment insurance premiums, workers’ compensation premiums, payroll taxes, disability insurance premiums or any other similar charges with respect to the payment for the Services. Consultant shall be solely responsible for paying all required federal, state and local income and other applicable taxes in connection with the Advisory Services Fee and agrees to indemnify, defend and hold Company harmless from and against any claim or demand if any such taxes are not timely paid. This obligation of Consultant will survive the termination of this Agreement. Consultant is responsible for maintaining appropriate liability and statutory workers’ compensation insurance coverage. This Agreement does not, under any circumstances, constitute a joint venture, partnership or any other type of fiduciary relationship. Consultant has no authority (and shall not hold it/him/herself out as having authority) to bind Company or any of its affiliates, and Consultant shall not make any agreements or representations on Company’s or any of its affiliates’ behalf.

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4.EARLY TERMINATION OF THE TERM. Notwithstanding the provisions of Section 1 hereof, this Agreement and the Consulting Term may be terminated by the Company or Consultant, if the other party is in breach of any of his or its obligations under this Agreement, the Release or the Transition Agreement and fails to remedy such breach (if curable) within ten (10) days of receipt of a written notice by the other party which specifies the breach. In the event of termination for uncured material breach by Consultant, Company shall have no further obligations to Consultant hereunder.
5.DIRECTION AND CONTROL. Consultant will be solely responsible for determining the means and methods of performing the Services within the overall standards and policies established by Company. Consultant shall devote adequate time and attention in order to provide the Services. Consultant is under no obligation to provide the Services for any particular number of hours a day, or for any particular number of days a week. Except as expressly set out herein to the contrary, Consultant will provide all necessary tools and equipment necessary to perform of the Services.
6.RESTRICTED ACTIVITIES.
(a)Acknowledgements. Consultant acknowledges that prior to the Separation Date and in the course of providing the Services, Consultant has and will become familiar with and have access to the Company’s and its affiliates’ trade secrets and other confidential and proprietary information concerning the Company and its affiliates, that Consultant has developed and will continue to develop customer, supplier and vendor contacts and goodwill, and that Consultant’s services are of special, unique and extraordinary value to the Company and its affiliates. Therefore, the Company and Consultant mutually agree that it is in the interest of both parties for Consultant to enter into the restrictive covenants set forth in this Section 6 to, among other things, protect the legitimate business interests of the Company and those of its affiliates, and that such restrictions and covenants contained in this Section 6 are reasonable in geographical and temporal scope and in all other respects given the nature of the parties’ prior relationship and the performance of the Services and the nature of the Company’s and its affiliates’ businesses and that such restrictions and covenants do not and will not unduly impair Consultant’s ability to earn a living. Consultant further acknowledges and agrees that (i) the Company would not have entered into this Agreement but for the restrictive covenants of Consultant set forth in this Section 6, and (ii) such restrictive covenants have been made by Consultant in order to induce the Company to enter into this Agreement. The restrictive covenant obligations set forth in this Section 6 are in addition to any other written agreements covering such subjects that the Company may have with Consultant (including, without limitation, the CIIAA), and are not meant to and do not excuse any additional obligations that Consultant may have under such agreements or applicable law; provided, however, that the restrictive covenant obligations that are more favorable to the Company or any of its affiliates shall govern to the extent required by applicable law.

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(b)Non-Compete. Consultant agrees that, during the Consulting Term and for 12 months thereafter, the Consultant shall not, directly or indirectly, with or without compensation, on his own behalf or on behalf of any person, entity or business, engage or prepare to engage in a Competing Business, or own, operate, manage, control, invest in, be employed or engaged by, or otherwise provide advice or services to, in each case in a position that requires more than the exercise of his general knowledge and skill, any person, entity or business that engages or participates in, or is planning to engage or participate in, a Competing Business, in each case, (i) in the United States, (ii) the Kingdom of Saudi Arabia, or (iii) in any other city, county, parish, municipality, state, country, province, territory, or other political subdivision in the world in which the Company or any of its affiliates (A) has customers, (B) marketed or sold its products or services or (C) operated or transacted its business as of or any time in the one-year period immediately preceding the Effective Date. “Competing Business” shall mean any person, entity or business that (x) engages, in whole or in part, in the development, creation, manufacturing, design, engineering, marketing, distribution, supply, sale or delivery of electric vehicles, electric vehicle powertrain or battery systems or software or hardware for vehicles, (y) is or is planning to become an electric vehicle manufacturer or original equipment manufacturer (OEM) for electric vehicles, or (z) otherwise develops, creates, manufactures, designs, engineers, markets, distributes, supplies, sells or delivers products or services that are substantially similar to and compete with the products and services of the Company or its affiliates. In the event that Consultant receives an offer to provide services or activities that would otherwise be in breach of this covenant, Consultant may provide information regarding such opportunity to the Company and request a written waiver, which the Company will consider in good faith.
(c)Employee Non-Solicit. Consultant agrees that during the Consulting Term and for the one-year period immediately following the end of the Consulting Term, Consultant shall not, directly or indirectly (including by assisting or aiding any third party),
(i) solicit, recruit or induce any employee of the Company or its affiliates to terminate their employment or engagement with the Company or its affiliates or (ii) either individually or as owner, agent, employee, director, consultant or otherwise, employ, engage, offer employment or an engagement to, or otherwise interfere with the employment relationship between the Company or its affiliates and, any person who at the time of such action is, or who during the six (6)-month period preceding such action was, an employee of the Company or its affiliates with whom Consultant had material contact prior to the Separation Date or during the Consulting Term or whose skills are of special, unique and extraordinary value to the Company or its affiliates.

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(d)No Conflict Of Interest. Consultant represents and warrants that Consultant has no agreements, relationships or commitments to any other person or entity that would conflict with this Agreement, Consultant’s obligations under this Agreement, or Consultant’s ability to perform the Services. Consultant agrees that he will not enter into any agreement, relationship or commitment during the Consulting Term that presents or is likely to present a conflict of interest or that may otherwise conflict or interfere with Consultant’s obligations hereunder, in each case, as determined by the Company. If the Company determines, in its discretion, that any agreement, relationship or commitment between Consultant and any other person or entity presents an actual or potential conflict of interest or otherwise interferes with Consultant’s obligations hereunder, the Company shall notify Consultant in writing of such conflict and Consultant shall have ten (10) days in which to resolve such matter to the Company’s satisfaction. For clarity, Consultant acknowledges and agrees that any actual or likely conflict of interest or interference with Consultant’s obligations hereunder shall constitute a breach of this Agreement, and the Consulting Term and the Company’s obligations hereunder shall cease on the eleventh (11th) day following the date that the Company provides written notice to Consultant, unless such conflict has been resolved by Consultant to the Company’s satisfaction prior to such time. Consultant agrees to promptly disclose in writing to the Company any new employment or engagement to perform services that Consultant accepts during the Consulting Term, including the identity of the person or entity by whom or which Consultant will become employed or engaged, the title, duties, responsibilities and/or services to be provided, and the start date. The Company may notify such person or entity that the Consultant is bound by the terms set forth in this Agreement and the CIIAA and, at the Company’s election, furnish such individual or entity with a copy or summary of such agreements.
(e)Consultant acknowledges his continuing obligations under, and reaffirms his commitment to comply in all respects with, all existing and future Company policies, procedures, rules and regulations, including, but not limited to, all confidential information, assignment of inventions, non-competition, non-solicitation, and other covenants, and restrictions and obligations under the CIIAA, that survives the termination of Consultant’s engagement with Company or that otherwise apply to Consultant during or after the Consulting Term. Consultant further acknowledges and agrees that the confidentiality, intellectual property ownership and assignment, return of Company property and similar covenants and obligations in such agreements, as well as the limitations and protected conduct provisions of the Transition Agreement and the Release, shall apply mutatis mutandis during the period in which Consultant is engaged to provide the Services.
(f)The parties acknowledge and agree that the time, scope, geographic area and other provisions of this Section 6 have been specifically negotiated by sophisticated commercial parties and agree that they consider the restrictions and covenants contained in this Section 6 to be reasonable and necessary for the protection of the interests of the Company and its affiliates, but if any such restriction or covenant shall be held by any court of or arbitrator of competent jurisdiction to be void but would be valid if modified, deleted in part or reduced in application, such restriction or covenant shall apply in such jurisdiction with such deletion or modification as may be necessary to make it valid and enforceable. The restrictions and covenants contained in each paragraph of this Section 6 shall be construed as separate and individual restrictions and covenants and shall each be capable of being reduced in application or severed without prejudice to the other restrictions and covenants or to the remaining provisions of this Agreement.

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7.PERMITTED DISCLOSURES
(a)Notwithstanding anything to the contrary in this Agreement or any other agreement between Consultant and the Company or any of its affiliates, including the CIIAA, nothing herein or otherwise limits your ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege, to the SEC, the EEOC or any other federal, state or local governmental agency or commission (“Government Agency”) or self-regulatory organization regarding possible legal violations, in each case, without disclosure to the Company. The Company may not retaliate against you for any of these activities, and nothing in this Agreement or otherwise requires you to waive any monetary award or other payment that you might become entitled to from the SEC or (except as provided in Section 7(b)) any other Government Agency or self-regulatory organization. Moreover, nothing in this Agreement or otherwise requires you to notify the Company that you are going to make a report or disclosure to law enforcement.
(b)Further, nothing in this Agreement precludes you from filing a charge of discrimination or unfair labor practice with the EEOC or a like charge or complaint with a state or local fair employment or labor Government Agency. However, you may not receive a monetary award or any other form of personal relief from the Company or any other Released Party in connection with any such charge or complaint that you have filed or is filed on your behalf.
(c)Nothing in this Agreement waives your right to voluntarily communicate with an attorney retained by you or testify in an administrative, legislative, or judicial proceeding when you have been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature. Nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.
(d)The protections set forth in this Section 7 constitute the “Permitted Disclosures.”
8.NON-DISPARAGEMENT. Subject to the Permitted Disclosures, you agree that you shall not, from the date of this Agreement or at any time thereafter (the “Non-Disparagement Period”), make any public or private remark, comment or statement, written or oral, including, but not limited to, in an interview or conversations with any journalist, reporter or analyst or in any post, comment, video, or audio recording on social media or any other website or application (including, but not limited to, Facebook, X, Instagram, SnapChat, Glass Door, LinkedIn, Yelp, YouTube, or Reddit), or cause or encourage others to make any remark, comment or statement, that defames, disparages, or in any way criticizes the Company or any of its affiliates, or any of its or their officers, directors, employees, shareholders, parents, subsidiaries, affiliates or agents in any manner likely to be harmful to them or their business, products, services, operations, business reputation or personal reputation; provided that you may respond accurately and fully to any question, inquiry or request for information to the extent required by legal process. In addition, nothing in this paragraph or this Agreement is intended to prohibit or restrain you in any manner from making disclosures that are protected under the whistleblower provisions of federal law or regulation or under other applicable law or regulation.

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9.MISCELLANEOUS.
(a)Survival; Severability. Sections 6 through 8 of this Agreement shall survive the termination hereof as well as any other provision that expressly survives the termination hereof and shall remain in full force and effect in accordance with their terms. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any of its other provisions.
(b)Entire Agreement. This Agreement, together with the Transition Agreement, the Release and the CIIAA, sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties whether oral or written, by any officer, employee or representative of any party hereto, and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.
(c)Representations and Warranties. Consultant represents, warrants and agrees that (i) Consultant is under no obligation or disability, created by law or otherwise, which would in any manner or to any extent prevent or restrict Consultant from entering into this Agreement and fully performing the Services, and (ii) Consultant is engaged in an independently established trade, occupation, profession or business. The terms of this Section shall survive the expiration or termination of this agreement.
(d)Indemnification. Consultant agrees to indemnify Company, its associated, affiliated and related entities, parent, successors, assigns, licensees and each of their shareholders, members, managers, officers, directors, employees and agents, and hold them harmless from and against any and all claims, liability, judgments, losses, damages, costs and expenses, including penalties, interest and reasonable outside attorney’s fees and costs in the defense and disposition of such matters relating thereto and arising out of, resulting from (i) bodily injury, death of any person or damage to real or tangible, personal property resulting from Consultant’s acts or omissions; or (ii) Consultant’s breach or an alleged breached of any representation, warranty, or obligation under this Agreement.
(e)Remedies. In the event of a breach or threatened breach by Consultant of Section 6 of this Agreement, Consultant hereby consents and agrees that Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any arbitrator or court of competent jurisdiction, as applicable, without the necessity of showing any actual damages or that monetary damages would not afford an adequate remedy, and without the necessity of posting any bond of other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

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(f)Governing Law; Miscellaneous. The provisions of Sections 4, 6 and 13 through 18 of the Transition Agreement are hereby incorporated by reference, mutatis mutandis; provided, however, that this Agreement shall in all respects be interpreted, enforced, and governed under the laws of the State of Delaware, except for the arbitration provision to which federal law applies, without giving effect to Delaware conflicts of laws provisions. Consultant shall be permitted to assign this Agreement and Consultant’s rights and privileges hereunder to a single member limited liability company in which Consultant is the sole member (“Consultant’s LLC”) upon prior written notice to and consent of the Company; provided that, Consultant and Consultant’s LLC shall remain bound the covenants and obligations set forth in the Transition Agreement, CIIAA, the Release, and Sections 6 and 8 of this Agreement.
* * * * *

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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first written above.
ACCEPTED AND AGREED:

/s/ Peter Rawlinson	02/20/2025
Peter Rawlinson	Date
ON BEHALF OF
LUCID USA, INC.

/s/ Gale Halsey	02/21/2025
Name: Gale Halsey	Date
Title: Sr. Vice President, People

[Signature Page to Consulting Agreement]

ANNEX I
RELEASE OF CLAIMS
[DATE], 2027
Peter Rawlinson
[ADDRESS LINE 1]
[ADDRESS LINE 2]
Dear Peter:
You signed a Consulting Agreement with Lucid USA., Inc. (the “Company”), in which you agreed to sign and not revoke this Release of Claims (“Release”) to be eligible for the Fees described in the Consulting Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Consulting Agreement, dated [DATE], 2025, by and between you and the Company (the “Consulting Agreement”).
1.FEES. As set forth in your Consulting Agreement, if you timely sign and deliver, and do not revoke, this Release, you will be eligible to receive the Fees described in your Consulting Agreement, subject to the terms and conditions set forth therein.
2.RELEASE OF CLAIMS
2.1General Release. Subject to the Permitted Disclosures, you hereby generally and completely release the Company, and its affiliated, related, parent, and subsidiary entities, and its and their current and former directors, officers, employees, shareholders (including any affiliates, employees, directors, officers or other shareholders of the shareholders), partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns (collectively, “Released Parties”) from any and all claims, causes of action, demands, liabilities, obligations, judgments, rights, fees, damages, debts, and expenses (inclusive of attorneys’ fees) of whatever kind or nature, whether known or unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date you sign this Release (collectively, “Released Claims”). For purposes of this Release, “affiliate” shall have the meaning set forth in Rule 405 of the rules and regulations promulgated under the Securities Act of 1933, as amended.

Annex I-1

2.2Scope of Release. The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to your employment or service with the Company and/or its affiliates, or the termination of that employment or service; (ii) all claims related to disputed or paid compensation or benefits from the Company or its affiliates, including salary, bonuses, commissions, vacation, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company or its affiliates; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under any and all laws, regulations, orders, or ordinances, including, but not limited to, the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, the Age Discrimination in Employment Act of 1967 (as amended by the Older Workers Benefit Protection Act) (“ADEA”), the California Fair Employment and Housing Act, the California Labor Code (including, but not limited to, the Private Attorneys General Act (“PAGA”)), the Ralph Civil Rights Act, the Tom Bane Civil Rights Act, the Unruh Civil Rights Act, the California Business and Professions Code, the California Equal Pay Law, the California Whistleblower Protection Laws, the California Family Rights Act, the California Pregnancy Disability Leave Law, or the California Civil Code, all as amended from time to time and including their respective implementing regulations.
2.3You further agree that you will not initiate a PAGA lawsuit against the Company or any of the Released Parties related to your employment or any other action, event, or incident that occurred prior to the Effective Date (as defined below).
2.4Section 1542 Waiver. YOU UNDERSTAND THAT THIS RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving the release herein, which includes claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code, which reads as follows:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”
You hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to your release of any unknown or unsuspected claims herein.

Annex I-2

2.5Excluded Claims. Notwithstanding the foregoing, the following are not included in the Released Claims (“Excluded Claims”): (i) any of the Permitted Disclosures; (ii) any rights or claims for indemnification you may have pursuant to California Labor Code §2802 or any written indemnification agreement with the Company to which you are a party, or under applicable law or the Company’s applicable insurance policies or organizational documents (or any predecessor thereto); (iii) any rights which are not waivable as a matter of law, including, without limitation, your right to file a charge or claim with the Securities and Exchange Commission (“SEC”), the Equal Employment Opportunity Commission (“EEOC”) or any other Government Agency (as defined below), participate in any investigation conducted by such Government Agency or seek or receive a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934 or any other whistleblower award; (iv) any rights you have to file or pursue a claim for workers’ compensation or unemployment insurance; (v) any benefit entitlements vested as of the Separation Date, pursuant to the written terms of any applicable benefit plan sponsored by the Company; and (vi) any claims for breach of this Release. You hereby represent and warrant that, other than the Excluded Claims, you are not aware of any claims you have or might have against any of the Released Parties that are not included in the Released Claims.
3.Covenant Not To Sue. A “covenant not to sue” is a legal term which means you promise not to file a lawsuit in court. It is different from the release of claims covered above in this Release. Besides waiving and releasing the claims set forth above, you further agree that you do not have any private civil action against the Company or its affiliates pending in your name and, subject to the Permitted Disclosures, do not intend to bring any private civil action on your own behalf against the Company or its affiliates. If you sue the Company or its affiliates in violation of this covenant, you shall be liable to the Company for its reasonable attorneys’ fees and other costs incurred in defending against such an action. Notwithstanding this covenant not to sue, you may bring a claim against the Company or its affiliates if the claim is excluded from the releases herein.
4.Confidential Information. Subject to the Permitted Disclosures, you acknowledge and reaffirm your continuing obligations under your CIIAA, including your obligations not to use or disclose any confidential or proprietary information of the Company.
5.No Voluntary Adverse Action. Subject to the Permitted Disclosures, you agree that you will not voluntarily provide assistance, information, or advice, directly or indirectly (including through agents or attorneys), to any person or entity in connection with any proposed or pending litigation, arbitration, administrative claim, cause of action, or other formal proceeding of any kind brought against the Company, its parent or subsidiary entities, affiliates, officers, directors, employees, or agents, nor shall you induce or encourage any person or entity to bring any such claims; provided, however, that you must respond accurately and truthfully to any question, inquiry, or request for information to the extent required by legal process (e.g., a valid subpoena or other similar compulsion of law) or as part of a government investigation.

Annex I-3

6.Cooperation. Subject to the Permitted Disclosures, you agree to cooperate fully with the Company and its affiliates in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of your employment by or service with the Company or its affiliates, but excluding any claims or demands brought by or on behalf of you against the Company or its affiliates. Such cooperation includes, without limitation, making yourself available to the Company or its affiliates upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony, executing accurate and truthful documents including declarations, and taking such other acts as may be reasonably requested by the Company and/or its counsel to effectuate the foregoing. The Company will reimburse you for reasonable out-of-pocket expenses you incur in connection with any such cooperation (excluding foregone wages, salary, or other compensation) and will make reasonable efforts to accommodate your scheduling needs.
7.No Admissions. You understand and agree that the promises and payments in consideration of this Release shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission.
8.ARBITRATION. YOU AND THE COMPANY AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF YOUR EMPLOYMENT OR SERVICE OR THE TERMINATION THEREOF, THE TERMS OF THIS RELEASE, ITS INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN DELAWARE, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES, THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING PRELIMINARY INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS RELEASE AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

Annex I-4

9.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to you or made on your behalf under the terms of this Release. The Company will withhold the appropriate federal, state and local taxes and other withholding, as determined by the Company, from any Fees and any other amounts paid under this Release. You agree and understand that you are responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. You further agree to indemnify and hold the Company and its affiliates harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any Government Agency against the Company or its affiliates for any amounts claimed due on account of (i) your failure to pay or delayed payment of federal or state taxes, or (ii) damages sustained by the Company or its affiliates by reason of any such claims, including attorneys’ fees and costs. The parties agree that the provisions of the Plan, including Section 7(c) thereof, will be applicable to any and all deferred compensation, as referenced in Section 409A, under this Release.
10.You acknowledge and agree that you were presented this Release in conjunction with your agreement to the Consulting Agreement and you have had at least twenty-one (21) days during which to consider the provisions of this Release, although you may sign and return it sooner (but no earlier than the end of the Consulting Term). You agree that any changes to this Release, whether material or immaterial, do not restart the running of the twenty-one (21) day period. You have the right to revoke this Release at any time within the seven (7) day period following the date on which you signed it, by giving written notice to Brian Tomkiel no later than the close of business on the seventh (7th) following the date on which you signed this Release. Subject to you not revoking this Release within the revocation period, this Release shall not become effective or enforceable until the eighth (8th) day following your signing it (the “Release Effective Date”). You have the right to consult with an attorney of your choice concerning the terms and conditions of this Agreement. By signing this Release, you represent and affirm that you have had an opportunity to consult with and be represented by counsel of your choosing in the review of this Release, and if you chose not to consult with an attorney, such decision was a voluntary one. You further represent and affirm that you have carefully read this Release and fully understand its terms and their effect, and that you are knowingly and voluntarily entering into this Release with the intention of being legally bound thereby.
11.Miscellaneous.
11.1No Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Release, you did not earn by the date of this Release and will not receive from the Company or its affiliates any additional compensation (e.g., salary, commissions, bonuses or equity), severance or benefits after the Separation Date, with the exception of the compensation and benefits provided pursuant to and subject to the terms of this Consulting Agreement.
11.2Attorneys’ Fees. In the event that either you or the Company brings an action to enforce or effect any rights under this Release, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

Annex I-5

11.3Representations. You hereby represent that you have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which you are eligible pursuant to the federal Family and Medical Leave Act, any applicable law or Company policy, and have not suffered any on-the-job injury for which you have not already filed a workers’ compensation claim.
11.4Final and Binding. This Release is binding on the Parties and their heirs, administrators, representatives, executors, successors, and assigns, and will benefit the Parties and their heirs, administrators, representatives, executors, successors, and assigns.
11.5Plain Meaning. This Release will be interpreted according to its plain meaning, and not strictly for or against you or the Company.
11.6No Waiver. Your or the Company’s failure to insist on performance of any terms in this Release, or failure to prosecute a breach of this Release, will not be considered a waiver of those terms and conditions, and this Release will remain in full force and effect.
11.7No Oral Modification. Any change or additional obligation assumed in connection with this Release will be effective only if it is in writing and signed by both Parties or their authorized representatives. Nothing in this Release may be changed, altered, modified, or waived except in a writing that is signed by both of the Parties. This Release, together with the CIIAA, and the RSU Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes and replaces any express or implied prior agreement with respect to the terms of your employment and the termination thereof which you may have had with the Company or any of its affiliates (including, without limitation, the Plan and the Participation Agreement), and except as specifically set forth in this Release, you shall not have any further rights under the Plan or the Participation Agreement.
11.8Legal Costs. The Parties are each responsible for their own attorneys’ fees and any other costs that the Parties may incur in connection with this Release, including review of this Release.
11.9Severability. If any provision of this Release is declared by a court with jurisdiction or an arbitrator to be illegal, unenforceable or void, that part shall be modified, and the rest enforced. If a court (or an arbitrator) finds any such part incapable of being modified, it shall be severed and the rest of this Release enforced.
11.10Electronic Signature/Transmission. You acknowledge and agree that this Release may be executed by electronic signature, including, but not limited to, signature by DocuSign or similar service, which shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law. You hereby waive any objection to the contrary. You understand and agree that without limitation, “electronic signature” shall include electronically scanned and transmitted versions of a signature, including, but not limited to, PDF versions. The Parties further agree that signatures may be delivered by facsimile or electronically and each such signature will be deemed an original.
11.11Counterparts. This Release may be signed in counterparts, and each counterpart will have the same effect as an original.

Annex I-6

12.Choice of Law; Venue. This Release shall be construed and enforced in accordance with the laws of the State of Delaware without regard to conflicts of law principles. Without limiting Section 4 of the Transition Agreement, each of the parties hereto irrevocably consents to the exclusive jurisdiction of the Chancery Court of the State of Delaware in Wilmington, Delaware or the federal courts of the United States located in the State of Delaware, to the extent that the Chancery Court of the State of Delaware cannot exercise jurisdiction over any such matter, in connection with any matter based upon or arising out of this Agreement or the agreements incorporated herein by reference. Pursuant to Section 925(e) of the California Labor Code, you (a) specifically intend to waive any objection to application of Delaware law or to jurisdiction and venue outside of California; and (b) represent that you have been individually represented by William (Bill) Herochik, Esq. in negotiating the terms of this Release and the agreements incorporated by reference herein, including, but not limited to, those terms concerning remedies, governing law, jurisdiction, and venue.
13.Other Representations. You acknowledge and represent that: (a) you are not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in your Consulting Agreement and this Release; (b) you have made your own investigation of the facts and you are relying solely upon your own knowledge; (c) you have read and understand the terms and effect of this Release; and (e) you are knowingly and voluntarily agreeing to all of the terms set forth in this Release and to be bound by this Release. You and the Company stipulate that the Company, in entering into this Release, is relying on these representations and warranties, all of which survive the execution of this Release.
If you agree to the terms of this Release, please sign below and return to the Company no earlier than the end of the Consulting Term and no later than five (5) business days following the end of the Consulting Term. Following the Release Effective Date, this Release will become our binding agreement.

Annex I-7

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.
Agreed and signed as of the date last signed below.

By:		By:
Peter Rawlinson	(Date)	Lucid USA, Inc.	(Date)

Annex I-8